Exhibit 2.3

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of this 19th day of May, 2011 (this “Agreement”), among New Mountain Finance Holdings, L.L.C., a Delaware limited liability company (the “Operating Company”), New Mountain Guardian Partners (Leveraged), L.L.C., a Delaware limited liability company (“Guardian Partners Leveraged”) and, with respect to Section 1.02 only, New Mountain Guardian Partners, L.P., a Delaware limited partnership (“Guardian Partners”).  The Operating Company, Guardian Partners Leveraged and Guardian Partners shall each be referred to herein as a “Party” and shall be referred to collectively as the “Parties”.

WITNESSETH:

WHEREAS, at 4:15 p.m. (New York City Time) on May 19, 2011 (the “First Guardian Merger Effective Time”), New Mountain Guardian AIV, L.P. (“Guardian AIV”) caused New Mountain Guardian Debt Funding, L.L.C., a wholly-owned indirect subsidiary of Guardian AIV (“Guardian Debt Funding”) to merge with and into the Operating Company, with the Operating Company as the surviving entity (the “First Guardian Merger”);

WHEREAS, at 4:15 p.m. (New York City Time) on May 19, 2011 (the “Second Guardian Merger Effective Time”), Guardian Partners caused New Mountain Guardian Partners Debt Funding, L.L.C., a Delaware limited liability company and wholly-owned indirect subsidiary of Guardian Partners (“Guardian Partners Debt Funding”) to merge with and into Guardian Partners Leveraged, with Guardian Partners Leveraged as the surviving entity (the “Second Guardian Merger”);

WHEREAS, Guardian Partners Leveraged desires to merge, immediately following the Second Guardian Merger Effective Time and effective as of the Third Guardian Merger Effective Time (as defined herein), with and into the Operating Company, by means of a merger of Guardian Partners Leveraged with and into the Operating Company, with the Operating Company being the surviving entity (the “Third Guardian Merger”), on the terms set forth in this Agreement;

WHEREAS, the Operating Company desires to acquire the assets and to assume all of the liabilities and obligations of Guardian Partners Leveraged by means of the Third Guardian Merger on the terms set forth in this Agreement;

WHEREAS, the Operating Company desires to issue a 5.8346% limited liability company interest in the Operating Company to Guardian Partners in consideration of the transfer of the assets and assumption of all of the liabilities and obligations of Guardian Partners Leveraged in the Third Guardian Merger;

WHEREAS, New Mountain Guardian AIV, L.P., a Delaware limited partnership (“Guardian AIV”), is the sole member of the Operating Company, and Guardian Partners is the

sole member of Guardian Partners Leveraged.  The sole member of each Party shall be referred to herein as the “Member” of such Party;

WHEREAS, for federal income tax purposes, the Parties intend that the transactions contemplated herein be governed by the holding with respect to Situation 2 in IRS Revenue Ruling 99-5, 1999-1 C.B. 434;

WHEREAS, the Member of the Operating Company, has by written consent: (i) established a board of directors to manage the business and affairs of the Operating Company (the “Board”), (ii) appointed the initial directors of the Board, (iii) appointed a chairman of the Board and (iv) appointed officers of the Operating Company;

WHEREAS, Section 18-209 of the Delaware Limited Liability Company Act (the “Delaware Act”) authorizes the merger of any business entity with or into a Delaware limited liability company; and

WHEREAS, the Board of the Operating Company has approved the Third Guardian Merger and authorized the sole Member of the Operating Company to execute this Agreement, in accordance with the power delegated to it by the Member of the Operating Company under Section 5 of the Operating Company’s limited liability company agreement, as amended, and the Member of Guardian Partners Leveraged has approved the Third Guardian Merger and authorized the sole Member of Guardian Debt Leveraged to execute this Agreement, in accordance with Section 5 of Guardian Partners Leveraged’s limited liability company agreement, as amended.

NOW, THEREFORE, the Parties hereby agree as follows:

ARTICLE I

THE MERGER

SECTION 1.01.  The Merger.

(a)                                  Subject to the filing of a duly executed and verified certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware pursuant to and in accordance with the Delaware Act, the Third Guardian Merger shall be effective at 4:20 p.m. (New York City Time) on May 19, 2011 (the time the Third Guardian Merger becomes effective in accordance herewith and applicable law being referred to herein as the “Third Guardian Merger Effective Time”).

(b)                                 At the Third Guardian Merger Effective Time, Guardian Partners Leveraged shall be merged with and into the Operating Company, whereupon the separate existence of Guardian Partners Leveraged shall cease, and the Operating Company shall be the surviving entity of the Third Guardian Merger (the “Surviving Company”) and will continue as a Delaware limited liability company in accordance with Section 18-209 of the Delaware Act.

(c)                                  The Third Guardian Merger shall have the effects set forth in this Agreement and Section 18-209 of the Delaware Act.

SECTION 1.02.  Reserved.

SECTION 1.03.  Conversion of Interests; Member; Directors and Officers.

(a)                                  At the Third Guardian Merger Effective Time, each limited liability company interest in Guardian Partners Leveraged shall, by virtue of the Third Guardian Merger, and without any action on the part of the holder thereof, be converted into, and exchanged for a 5.8346% limited liability company interest in the Operating Company.

(b)                                 At the Third Guardian Merger Effective Time, each limited liability company interest in the Operating Company shall, by virtue of the Third Guardian Merger, and without any action on the part of New Mountain Guardian SPV Funding, L.L.C., New Mountain Guardian Partners SPV Funding, L.L.C. or the holder thereof, remain outstanding and unchanged as a limited liability company interest in the Operating Company, as the Surviving Company, with such limited liability company interests having the terms and conditions set forth in the Limited Liability Company Agreement of the Operating Company, dated as of October 29, 2008 as amended from time to time (the “Operating Company LLC Agreement”).  Each of Guardian and Guardian Partners shall be a Member of the Surviving Company until such time that it ceases to be a member of the Surviving Company.

(c)                                  Following the Third Guardian Merger Effective Time, (i) the members of the Board of the Operating Company immediately prior to the Third Guardian Merger Effective Time shall be the members of the Board of the Surviving Company, each to hold office until his respective successor is elected and qualified or until his earlier death, resignation, expulsion or removal, and (ii) the officers of the Operating Company immediately prior to the Third Guardian Merger Effective Time shall be the officers of the Surviving Company, each to hold office until such time as his or her respective successor is chosen and qualified or until his or her earlier death, resignation or removal.

ARTICLE II

THE SURVIVING COMPANY

SECTION 2.01.  Certificate of Merger.  Upon the terms and subject to the conditions of this Agreement, the Operating Company, as the Surviving Company, shall file the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to and in accordance with the Delaware Act and shall make all other filings or recordings as may be required under the Delaware Act and any other applicable law in order to effect the Third Guardian Merger.

SECTION 2.02.  Limited Liability Company Agreement.  The Operating Company LLC Agreement shall be the limited liability company agreement of the Surviving Company unless and until amended in accordance with its terms and applicable law.

SECTION 2.03.  Name of Surviving Company.  The name of the Surviving Company shall be “New Mountain Finance Holdings, L.L.C.”

ARTICLE III

CONDITIONS

SECTION 3.01.  Conditions to Closing.  The obligations of the Parties to consummate the Third Guardian Merger shall be subject to the consummation of the Second Guardian Merger and to the receipt of the necessary vote or consent of the respective members of the parties hereto in accordance with Delaware Act and the parties’ respective operating agreements.

ARTICLE IV

TERMINATION

SECTION 4.01.  Termination.  This Agreement may be terminated and the Third Guardian Merger may be abandoned at any time prior to the Third Guardian Merger Effective Time by mutual written consent of the Parties.

ARTICLE V

MISCELLANEOUS

SECTION 5.01.  Authorization.  The Member of each Party (in such capacity, an “Authorized Person”), shall be authorized, at such time in its sole discretion as it deems appropriate, to execute, acknowledge, verify, deliver, file and record, for and in the name of each Party, as the case may be, and, to the extent necessary, the members of each Party, as the case may be, any and all documents and instruments including, without limitation, the Certificate of Merger, and shall do and perform any and all acts, as they deem necessary or advisable in order to effectuate the Third Guardian Merger and the other transactions contemplated hereby.

SECTION 5.02.  FIRPTA Certificate. Prior to the Third Guardian Merger Effective Time, Guardian Partners shall provide Guardian AIV and the Operating Company with a FIRPTA certificate, in a form reasonably satisfactory to Guardian AIV and the Operating Company, certifying that Guardian Partners is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

SECTION 5.03.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be considered an original and all of which shall together constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or any electronic imaging means shall be as effective as delivery of a hand-written executed counterpart of this Agreement.

SECTION 5.04.  Amendment.  This Agreement may be amended at any time prior to the Third Guardian Merger Effective Time by unanimous written consent of the Parties.

SECTION 5.05.  Further Assurances.  Each of the Parties shall take or cause to be taken all appropriate actions and do, or cause to be done, all things reasonably necessary or appropriate to consummate and make effective any of the provisions hereof.

SECTION 5.06.  Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to principles of conflicts of law.

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IN WITNESS WHEREOF, the Operating Company, Guardian Partners Leveraged and, with respect to Section 1.02 only, Guardian Partners have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

NEW MOUNTAIN FINANCE HOLDINGS, L.L.C.

By:	NEW MOUNTAIN GUARDIAN AIV, L.P.,
its Managing Member

By:	NEW MOUNTAIN INVESTMENTS III, L.L.C.,
its General Partner

	By:	/s/ Steven B. Klinsky
Name: Steven B. Klinsky
Title: Managing Member

NEW MOUNTAIN GUARDIAN PARTNERS (LEVERAGED), L.L.C.

By:	NEW MOUNTAIN GUARDIAN PARTNERS, L.P.,
its Managing Member

By:	NEW MOUNTAIN GUARDIAN PARTNERS GP, L.L.C.
its General Partner

	By:	/s/ Steven B. Klinsky
Name: Steven B. Klinsky
Title: Managing Member

NEW MOUNTAIN GUARDIAN PARTNERS, L.P.

By:	NEW MOUNTAIN GUARDIAN PARTNERS GP, L.L.C.
its General Partner

	By:	/s/ Steven B. Klinsky
Name: Steven B. Klinsky
Title: Managing Member